Calculation of Filing Fee Tables
S-8
LGI Homes, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	500,000	$ 59.73	$ 29,865,000.00	0.0001531	$ 4,572.33
Total Offering Amounts:						$ 29,865,000.00		$ 4,572.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,572.33
Offering Note
[1]	Represents shares of common stock, par value $0.01 per share, of LGI Homes, Inc. ("Common Stock") that may be sold under the LGI Homes, Inc. 2016 Employee Stock Purchase Plan, as amended (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended the "Securities Act"), this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Common Stock that may become issuable under the Plan as a result of stock splits, stock dividends, recapitalizations or other similar transactions pursuant to the terms thereof. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on April 24, 2025.